Exhibit 99

OFG Bancorp Reports 4Q16 & 2016 Results

SAN JUAN, Puerto Rico, January 31, 2017 – OFG Bancorp (NYSE: OFG) today reported results for the fourth quarter and year ended December 31, 2016.

4Q16 Highlights

•      Net income available to shareholders increased to $12.1 million, or $0.27 per share fully diluted, from $11.7 million, or $0.26 per share fully diluted, in 3Q16 and a loss of $4.4 million, or ($0.10) per share, in the year ago 4Q15.

•      Compared to 3Q16, results included increases of 13.8% in net interest income after provision and 11.7% in banking and wealth management revenues, while non-interest expenses fell 4.6%.

•      The Oriental Bank franchise continued to deliver strong performance with loan production of $258.0 million, the highest quarterly level during 2016; a 3.9% year over year increase in customer deposits; and a 5% annual account growth.

•      Credit quality remained strong as the non-performing loan rate at 3.46% fell to its lowest level in five quarters, and early and total delinquency rates declined from 3Q16 and 4Q15 to 3.31% and 6.49%, respectively.

•      Major performance ratios improved from both 3Q16 and 4Q15, including return on average assets of 0.96%, return on average tangible common equity of 7.31%, efficiency ratio of 55.36%, and tangible common equity ratio of 10.33%.

2016 Highlights

•      Net income available to shareholders was $45.3 million, or $1.03 per share fully diluted, compared to a loss of $16.4 million, or ($0.37) per share, in 2015.

•      2016 results reflected:

o    8.4% increase in interest income from originated loans to $199.2 million as average balances expanded to $3.1 billion or a 5.4% increase, due to growth in higher yielding retail loans.

o    17.4% decrease in total interest expense to $57.2 million on a 32.0% decline in average borrowings.

o    Sale of Oriental Bank’s last major Puerto Rico government related loan, a participation in a Puerto Rico Electric Power Authority (PREPA) line of credit, eliminating $183.0 million of non-performing assets and requiring an additional provision of only $2.9 million.

o    A $5.0 million recovery in a Bear Stearns claim from losses suffered from an investment in a private label collateralized mortgage obligation.

•      Capital continued to grow as tangible book value per common share expanded 3.8% to $15.08 and book value per common share grew 3.1% to $17.18.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“OFG Bancorp generated another quarter of consistent, stellar performance in the fourth quarter and throughout 2016 despite the challenging operating environment.

“Fully diluted EPS grew to $0.27 in 4Q16 and to $1.03 for the year, a notable turnaround from prior periods. We accomplished this by growing interest income from originated loans and non-interest income, while reducing both interest and non-interest expenses.

“Thanks to our management team and associates, our uncompromising customer focus, excellence in service, and our broad and growing utilization of customer facing technology, we are clearly differentiating Oriental in the Puerto Rico marketplace.

“We have attracted a steady influx of new business, enabling us to expand or maintain our market share in key areas.

“In 2016, we introduced the Oriental Biz mobile app, adding mobile check capture for small business customers, and cardless cash, for making retail ATM withdrawals even faster.

“Our proactive credit monitoring systems have significantly improved asset quality, reducing the early and total delinquency rates, allowance for loan and lease losses, and the non-performing loan rate.

“We ended the year growing our tangible book value per common share to $15.08, underscoring our determination to enhance our already solid capital position.

“We have established Oriental as a uniquely service oriented banking institution. We are committed to continuing to consolidate our strategic position in Puerto Rico and further grow our customer base in a consistent and profitable way.”

4Q16 Income Statement Highlights

The following compares data for the fourth quarter 2016 to the third quarter 2016, unless otherwise noted.

•      Interest Income:

o    Originated Loans: Increased $1.0 million to $51.6 million, primarily due to higher yields from a larger proportion of retail loans.

o    Acquired Loans: Declined $5.1 million to $26.9 million due to continued pay downs and lower cost recoveries. 3Q16 included $2.2 million in former Eurobank loan recoveries.

o    Securities: Increased $0.3 million to $8.3 million due to lower premium amortization and higher investment portfolio balances.

•      Interest Expense declined $1.1 million to $12.6 million due to lower borrowings. In 3Q16, $200.5 million in FHLB advances and $67.0 million in subordinated capital notes were paid down.

•      Total Provision for Loan and Lease Losses declined $10.1 million to $13.4 million. In 3Q16, there was an additional $10.2 million provision for two Puerto Rico government related loans and one commercial loan.

•      Net Interest Margin (NIM) remained essentially level at 4.94%. NIM, excluding recoveries, expanded to 4.89% compared to 4.70%.

•      Total Banking and Wealth Management Revenues increased $2.1 million to $20.4 million. Wealth management rose $1.2 million, reflecting recognition of annual insurance revenues. Banking services grew $0.7 million due to holiday shopping related electronic transaction volume. Mortgage banking gained $0.3 million as a result of higher mortgage servicing rights (MSR) valuation.

•      FDIC Shared-Loss Expense, Net decreased $0.5 million to $2.8 million, reflecting levels from prior quarters in 2016.

•      Total Non-Interest Expenses declined $2.5 million to $52.4 million as most major cost areas were reduced. Credit expenses fell $1.6 million as 4Q16 is an off-quarter for property tax payments.

•      Effective Tax Rate (ETR) increased to 41.1% due to final year-end tax accounting. For the year, the ETR was 30.5%.

December 31, 2016 Balance Sheet Highlights

The following compares data at December 31, 2016 to September 30, 2016, unless otherwise noted.

•      Total Loans Net declined $151.3 million to $4.15 billion. This primarily reflected the exclusion of the PREPA loan, the sale of which settled in October 2016.

•      Total Investments increased $64.8 million to $1.36 billion. This reflected new purchases of treasury securities and the retention of a portion of residential mortgage production as securities, partially offset by prepayments in the Mortgage Backed Securities portfolio.

•      Customer Deposits declined $85.5 million to $4.09 billion due to cyclic fluctuations in our large commercial account balances. On a year over year basis, customer deposits increased $153.3 million primarily reflecting growth of our client base.

•      Total Borrowings declined $4.9 million to $795.4 million due to slightly lower balances in repurchase agreement funding. On a year over year basis, borrowings declined $576.2 million with large reductions in all categories.

•      Total Stockholders’ Equity declined $4.5 million to $920.4 million. On a year over year basis, stockholders’ equity increased $23.3 million. Retained earnings grew $28.9 million, or 19.4%, to $177.8 million, which was partially offset by a 4Q16 decline in the market value of investment securities.

Credit Quality Highlights

The following compares data at December 31, 2016 to September 30, 2016, unless otherwise noted.

•      Net Charge-Off Rate was 1.80% compared to 1.15% (ex-PREPA) due to increases in the mortgage and commercial lending categories. Total charge offs for 4Q16 included a $3.0 million loan that was provisioned for in 3Q16.

•      Early and Total Delinquency rates improved to 3.31% and 6.49%, compared to 3.70% and 6.92%, respectively.

•      Non-Performing Loan Rate was lower at 3.46% compared to 3.68%. It was 9.74% a year ago, which included the PREPA loan.

•      Allowance for Loan and Lease Losses fell to $59.3 million from $62.2 million, and the loan loss reserve ratio to total loans (excluding acquired loans) decreased to 1.95% from 2.06%.

Capital Position

The following compares data at December 31, 2016 to September 30, 2016, unless otherwise noted.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•      Tangible Common Equity to Total Tangible Assets at 10.33% increased 8 basis points to the highest level in five quarters.

•      Tangible Book Value per Common Share at $15.08 increased 3.8% year over year.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) at 14.05% increased 71 basis points to the highest level in five quarters.

•      Total Risk-Based Capital Ratio at 19.62% increased 89 basis points to the highest level in five quarters.

Conference Call

A conference call to discuss OFG’s results for the fourth quarter 2016, outlook and related matters will be held today, Tuesday, January 31, 2017 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the fourth quarter and year ended December 31, 2016, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2015, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 53rd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our December 31, 2016 Annual Report on Form 10-K once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2016	2016		2016	2016	2015		2016	2015
(Dollars in thousands, except per share data) (unaudited)		Q4	Q3		Q2	Q1	Q4		YTD	YTD
Earnings
Net interest income		$74,213	$76,927		$73,312	$74,975	$75,622		$299,427	$337,372
Non-interest income, net (core)	(2)	20,415	18,277		18,284	17,125	19,349		74,101	76,634
Non-interest expense		52,382	54,926		53,825	54,857	58,542		215,990	248,401
Pre-provision net revenues		42,246	40,278		37,771	37,243	36,429		157,538	165,605
Provision for loan and lease losses		13,373	23,469	(e)	14,445	13,789	52,190	(a)	65,076	161,501	(a)(b)
FDIC shared-loss expense, net		2,836	3,296		3,420	4,029	4,400		13,581	42,808	(c)
Net income (loss) before income taxes		26,404	18,747		20,197	19,832	(20,840)		85,180	(20,058)
Income tax expense (benefit)		10,848	3,627		5,858	5,661	(19,864)		25,994	(17,554)
Net income (loss)		$15,556	$15,120		$14,339	$14,171	$(976)		$59,186	$(2,504)
Common Share Statistics
Earnings (loss) per common share - basic	(3)	$0.28	$0.27		$0.25	$0.24	$(0.10)		$1.03	$(0.37)
Earnings (loss) per common share - diluted	(4)	$0.27	$0.26		$0.25	$0.24	$(0.10)		$1.03	$(0.37)
Average common shares outstanding		43,914	43,926		43,914	43,898	43,868		43,913	44,231
Average common shares outstanding and equivalents		51,098	51,111		51,095	51,064	51,069		51,088	51,455
Cash dividends per common share		$0.06	$0.06		$0.06	$0.06	$0.06		$0.24	$0.36	(d)
Book value per common share (period end)		$17.18	$17.29		$17.08	$16.80	$16.67		$17.18	$16.67
Tangible book value per common share (period end)	(5)	$15.08	$15.18		$14.96	$14.68	$14.53		$15.08	$14.53
Balance Sheet (Average Balances)
Loans	(6)	$4,195,966	$4,398,032		$4,445,658	$4,484,410	$4,552,234		$4,383,487	$4,704,278
Interest-earning assets		5,972,163	6,169,251		6,270,042	6,437,255	6,600,614		6,214,334	6,704,996
Total assets		6,454,982	6,653,414		6,778,211	6,990,212	7,160,328		6,718,291	7,344,330
Interest-bearing deposits		3,875,536	3,920,565		3,929,280	3,956,790	3,931,009		3,934,125	4,003,456
Borrowings		750,446	917,212		1,047,753	1,239,672	1,394,171		987,925	1,453,126
Stockholders' equity		919,697	919,171		908,394	899,858	905,646		911,832	923,980
Common stockholders' equity		753,827	753,301		742,524	733,988	739,776		745,962	758,110
Performance Metrics
Net interest margin	(7)	4.94%	4.95%		4.69%	4.67%	4.55%		4.82%	5.03%
Return on average assets	(8)	0.96%	0.91%		0.85%	0.81%	-0.05%		0.88%	-0.03%
Return on average tangible common stockholders' equity	(9)	7.31%	7.06%		6.70%	6.69%	-2.75%		6.94%	-2.47%
Efficiency ratio	(10)	55.36%	57.69%		58.76%	59.56%	61.64%		57.82%	60.00%
Full-time equivalent employees, period end		1,416	1,439		1,451	1,467	1,466		1,416	1,466
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$59,300	$62,168	(e)	$112,812	$113,238	$112,626	(a)	$59,300	$112,626
Allowance as a % of loans held for investment		1.95%	2.06%		3.53%	3.63%	3.62%		1.95%	3.62%
Net charge-offs		$13,506	$65,352	(e)	$9,478	$10,048	$12,737		$88,336	$38,149
Net charge-off rate	(11)	1.80%	8.27%	(e)	1.21%	1.30%	1.67%		2.85%	1.30%
Early delinquency rate (30 - 89 days past due)		3.31%	3.70%		3.31%	3.51%	3.70%		3.31%	3.70%
Total delinquency rate (30 days and over)		6.49%	6.92%		6.28%	6.72%	6.94%		6.49%	6.94%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		12.99%	12.35%		11.92%	11.38%	11.18%		12.99%	11.18%
Common equity Tier 1 capital ratio		14.05%	13.34%		12.64%	12.33%	12.14%		14.05%	12.14%
Tier 1 risk-based capital ratio		18.35%	17.46%		16.71%	16.36%	15.99%		18.35%	15.99%
Total risk-based capital ratio		19.62%	18.73%		18.00%	17.67%	17.29%		19.62%	17.29%
Tangible common equity ("TCE") ratio		10.33%	10.25%		9.92%	9.50%	9.10%		10.33%	9.10%

(a) During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses. During Q4 2015, the Company recorded an additional $29.3 million provision for loan and lease losses related to PREPA. Both were part of the overall quarterly provision for loan and lease losses.

(b) During Q3 2015, the Company sold a portion of covered non-performing commercial loans amounting to $197.1 million unpaid principal balance or UPB ($100.0 million carrying amount). The sales price was 18.44% of UPB, or $36.3 million. The FDIC agreed to cover $20.0 million of losses as part of its loss-share agreement with the Company. As a result, a $20.0 million reimbursement was recorded in the statement of operations. The Company also recorded a $32.9 million provision for loan and lease losses for acquired Eurobank loans, which was partially offset by $4.6 million in cost recoveries. Also, as part of this transaction, the Company sold certain non-performing commercial loans and real estate owned from the BBVAPR acquisition amounting to $38.1 million UPB ($9.9 million carrying amount). The sales price was $5.2 million. As a result, a $5.2 million provision for loan and lease losses was recorded for BBVAPR acquired loans, which was partially offset by $2.4 million in cost recoveries. In addition, certain real estate owned with a carrying amount of $11.0 million was sold for $1.7 million. At September 30 , 2015, the Company had a $13.0 million receivable related to this sale and a $20.0 million receivable from the FDIC for the shared-loss portion, both balances were received in December 2015.

(c) The FDIC loss share coverage for the commercial loans and other non-single family loans was in effect until June 30, 2015. The FDIC granted an extension of 120 days for the sale of part of this portfolio and agreed to cover up to $20 million with respect to the aggregate loss resulting from this sale.

(d) The Board of directors decreased OFG's regular quarterly dividend per common share to $0.06 per share during Q4 2015 from $0.10 per share.

(e) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 million provision for loan and lease losses during the quarter ended September 30, 2016.

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended								Year Ended
		December 31,	September 30,		June 30,	March 31,		December 31,		December 31,		December 31,
(Dollars in thousands, except per share data) (unaudited)		2016	2016		2016	2016		2015		2016		2015
Interest income:
Loans	(1)
Non-acquired loans		$51,581	$50,568		$49,108	$47,915		$47,261		$199,172		$183,820
Acquired BBVAPR loans		20,232	22,723		23,670	25,676		26,976		92,301		131,392
Acquired Eurobank loans		6,701	9,313		6,897	7,561		8,134		30,472		52,410
Total interest income from loans		78,514	82,604		79,675	81,152		82,371		321,945		367,622
Investment securities		8,280	7,980		8,233	10,154		10,536		34,647		38,946
Total interest income		86,794	90,584		87,908	91,306		92,907		356,592		406,568
Interest expense:
Deposits
Core deposits		5,536	5,580		5,551	5,136		5,237		21,803		22,134
Brokered deposits		1,895	1,751		1,816	1,988		1,438		7,450		4,900
Total deposits		7,431	7,331		7,367	7,124		6,675		29,253		27,034
Borrowings		5,150	6,326		7,229	9,207		10,610		27,912		42,162
Total interest expense		12,581	13,657		14,596	16,331		17,285		57,165		69,196
Net interest income		74,213	76,927		73,312	74,975		75,622		299,427		337,372
Provision for loan and lease losses, excluding acquired loans	(1)	10,638	14,708	(f)	9,052	10,660		45,012	(a)	45,058		99,336	(a)
Provision for acquired BBVAPR loan and lease losses	(1)	3,135	7,942		4,362	2,324		7,332		17,763		24,125
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	(400)	819		1,031	805		(154)		2,255		38,040	(b)
Total provision for loan and lease losses, net		13,373	23,469		14,445	13,789		52,190		65,076		161,501
Net interest income after provision for loan and lease losses		60,840	53,458		58,867	61,186		23,432		234,351		175,871
Non-interest income:
Banking service revenues		10,980	10,330		10,219	10,118		10,223		41,647		41,466
Wealth management revenues		7,714	6,526		7,041	6,152		7,715		27,433		29,040
Mortgage banking activities		1,721	1,421		1,024	855		1,411		5,021		6,128
Total banking and wealth management revenues		20,415	18,277		18,284	17,125		19,349		74,101		76,634
FDIC shared-loss expense, net		(2,836)	(3,296)		(3,420)	(4,029)		(4,400)		(13,581)		(42,808)	(c)
Other-than-temporary impairment losses on investment securities		-	-		-	-		(1,244)		-		(1,490)
Reimbursement from FDIC shared-loss coverage in sale of loans		-	-		-	-		-		-		20,000	(b)
Other gains (losses), net		367	5,234	(g)	291	407	(d)	565		6,299	(d)	136
Total non-interest income (loss), net		17,946	20,215		15,155	13,503		14,270		66,819		52,472
Non-interest expense:
Compensation and employee benefits		18,928	19,191		18,531	20,284		18,716		76,934		78,255
Rent and occupancy costs		7,553	7,484		8,107	7,822		8,111		30,966		34,186
Net loss on sale of foreclosed real estate and other repossessed assets		1,219	2,970		4,163	1,930		4,197		10,282		30,445	(b)
General and administrative expenses		22,592	21,562		20,821	22,566		25,512		87,541		93,507
Total operating expenses		50,292	51,207		51,622	52,602		56,536		205,723		236,393
Credit related expenses		2,090	3,719		2,203	2,255		2,006		10,267		11,091
Other non-recurring expenses		-	-		-	-		-		-		917	(e)
Total non-interest expense		52,382	54,926		53,825	54,857		58,542		215,990		248,401
Income (loss) before income taxes		26,404	18,747		20,197	19,832		(20,840)		85,180		(20,058)
Income tax expense (benefit)	(21)	10,848	3,627		5,858	5,661		(19,864)		25,994		(17,554)
Net income (loss)		15,556	15,120		14,339	14,171		(976)		59,186		(2,504)
Less: dividends on preferred stock
Convertible preferred stock		(1,837)	(1,838)		(1,837)	(1,838)		(1,837)		(7,350)		(7,350)
Other preferred stock		(1,629)	(1,627)		(1,629)	(1,627)		(1,629)		(6,512)		(6,512)
Net income (loss) available to common shareholders		$12,090	$11,655		$10,873	$10,706		$(4,442)		$45,324		$(16,366)

(a) During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses. During Q4 2015, the Company recorded an additional $29.3 million provision for loan and lease losses related to PREPA. Both were part of the overall quarterly provision for loan and lease losses.

(b) During Q3 2015, the Company sold a portion of covered non-performing commercial loans amounting to $197.1 million unpaid principal balance or UPB ($100.0 million carrying amount). The sales price was 18.44% of UPB, or $36.3 million. The FDIC agreed to cover $20.0 million of losses as part of its loss-share agreement with the Company. As a result, a $20.0 million reimbursement was recorded in the statement of operations. The Company also recorded a $32.9 million provision for loan and lease losses for acquired Eurobank loans, which was partially offset by $4.6 million in cost recoveries. Also, as part of this transaction, the Company sold certain non-performing commercial loans and real estate owned from the BBVAPR acquisition amounting to $38.1 million UPB ($9.9 million carrying amount). The sales price was $5.2 million. As a result, a $5.2 million provision for loan and lease losses was recorded for BBVAPR acquired loans, which was partially offset by $2.4 million in cost recoveries. In addition, certain real estate owned with a carrying amount of $11.0 million was sold for $1.7 million. At September 30 , 2015, the Company had a $13.0 million receivable related to this sale and a $20.0 million receivable from the FDIC for the shared-loss portion, both balances were received in December 2015.

(c) The FDIC loss share coverage for the commercial loans and other non-single family loans was in effect until June 30, 2015. The FDIC granted an extension of 120 days for the sale of part of this portfolio and agreed to cover up to $20 million with respect to the aggregate loss resulting from this sale.

(d) During Q1 2016, the Company sold mortgage backed securities amounting to $263.3 million for a gain of $16.1 million and obligations of Puerto Rico government and political subdivisions of $12.8 million for a loss of $4.1 million.  In addition, the Company partially unwound repurchase agreements in the amount of $268 million at a cost of $12 million.

(e) During Q3 2015, the Company offered a voluntary early retirement program for qualified employees and incurred additional compensation expenses of $917 thousand related to this program.

(f) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

(g) During Q3 2016, the Company received $5 million from a 2009 claim of loss related to a private label collaterized obligation.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		December 31,	September 30,		June 30,	March 31,		December 31,
(Dollars in thousands) (unaudited)		2016	2016		2016	2016		2015
Cash and cash equivalents		$513,469	$512,295		$520,078	$681,198		$540,058
Investments:
Trading securities		347	380		348	314		288
Investment securities available-for-sale, at fair value, with amortized cost of $749,867
(September 30, 2016 - $623,994; June 30, 2016 - $645,298; March 31, 2016 - $653,673;
December 31, 2015 - $955,646)
Mortgage-backed securities	(22)	692,552	632,429		651,724	656,137	(a)	953,213
Other investment securities	(23)	58,932	10,254		12,578	13,148	(a)	21,396
Total investment securities available-for-sale		751,484	642,683		664,302	669,285		974,609
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $592,763
(September 30, 2016 - $650,023; June 30, 2016 - $643,530; March 31, 2016 - $641,346;
December 31, 2015 - $614,679)	(24)	599,884	641,890		635,399	637,036		620,189
Federal Home Loan Bank (FHLB) stock, at cost		10,793	12,712		19,838	20,761		20,783
Other investments		3	3		3	3		3
Total investments		1,362,511	1,297,668		1,319,890	1,327,399		1,615,872
Loans, net		4,147,692	4,298,965	(b)	4,373,617	4,360,129		4,434,213
Other assets:
FDIC shared-loss indemnification asset		14,411	16,670		18,426	20,923		22,599
Derivative assets		1,330	1,503		1,926	2,662		3,025
Prepaid expenses		17,096	19,514		16,332	10,363		11,762
Deferred tax asset, net		124,200	131,061		143,048	145,518		145,901
Foreclosed real estate and repossessed properties		50,743	49,188		55,086	61,145		64,088
Premises and equipment, net		70,407	71,105		72,585	73,975		74,590
Goodwill		86,069	86,069		86,069	86,069		86,069
Accounts receivable and other assets		113,896	108,075		105,539	105,191		100,972
Total assets		$6,501,824	$6,592,113		$6,712,596	$6,874,572		$7,099,149

Deposits:
Demand deposits		$1,939,764	2,012,255		1,972,743	2,018,346		1,862,572
Savings accounts		1,128,190	1,118,783		1,110,423	1,110,469		1,107,618
Time deposits		1,020,138	1,042,572		999,243	962,773		964,588
Brokered deposits		576,395	581,161		561,645	688,105		782,973
Total deposits		4,664,487	4,754,771		4,644,054	4,779,693		4,717,751
Borrowings:
Securities sold under agreements to repurchase		653,756	658,232		626,109	636,172	(a)	934,691
Advances from FHLB and other borrowings		105,515	105,984	(c)	308,233	333,736		334,210
Subordinated capital notes		36,083	36,083	(c)	102,983	102,808		102,633
Total borrowings		795,354	800,299		1,037,325	1,072,716		1,371,534
Other liabilities:
Derivative liabilities		2,437	4,306		5,413	6,220		6,162
Acceptances outstanding		23,765	18,043		20,984	19,381		14,582
Accrued expenses and other liabilities		95,370	89,760		88,930	92,761		92,043
Total liabilities		5,581,413	5,667,179		5,796,706	5,970,771		6,202,072
Stockholders' equity:
Preferred stock		176,000	176,000		176,000	176,000		176,000
Common stock		52,626	52,626		52,626	52,626		52,626
Additional paid-in capital		540,948	540,692		540,705	540,371		540,512
Legal surplus		76,293	74,788		73,265	71,865		70,435
Retained earnings		177,808	169,858		162,363	155,529		148,886
Treasury stock, at cost		(104,860)	(104,874)		(104,874)	(104,874)		(105,379)
Accumulated other comprehensive income, net		1,596	15,844		15,805	12,284		13,997
Total stockholders' equity		920,411	924,934		915,890	903,801		897,077
Total liabilities and stockholders' equity		$6,501,824	$6,592,113		$6,712,596	$6,874,572		$7,099,149

(a) During Q1 2016, the Company sold mortgage backed securities amounting to $263.3 million for a gain of $16.1 million and obligations of Puerto Rico government and political subdivisions of $12.8 million for a loss of $4.1 million.  In addition, the Company partially unwound repurchase agreements in the amount of $268 million at a cost of $12 million.

(b) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

(c) During Q3 2016, the Company paid-off, at maturity, $205.0 million in FHLB advances and a former BBVA subordinated capital note of $67.0 million, assumed as part of the 2012 acquisition of its PR operations.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		December 31,	September 30,		June 30,		March 31,	December 31,
(Dollars in thousands) (unaudited)		2016	2016		2016		2016	2015
Non-acquired loans held for investment:
Mortgage		$721,494	$735,367		$741,917		$751,819	$757,828
Commercial		1,277,866	1,267,177	(b)	1,476,613		1,425,385	1,441,649
Consumer		290,515	278,666		265,269		252,327	242,950
Auto		756,395	730,589		712,268		687,159	669,163
		3,046,270	3,011,799		3,196,067		3,116,690	3,111,590
Less: Allowance for loan and lease losses		(59,301)	(62,168)	(b)	(112,812)		(113,238)	(112,626)
		2,986,969	2,949,631		3,083,255		3,003,452	2,998,964
Deferred loan costs, net		5,766	5,421		4,619		4,350	4,203
Total non-acquired loans held for investment, net		2,992,735	2,955,052		3,087,874		3,007,802	3,003,167

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		5,562	5,755		4,559		6,558	7,457
Consumer		32,862	34,215		35,194		36,346	38,385
Auto		53,026	64,393		77,118		91,406	106,911
		91,450	104,363		116,871		134,310	152,753
Less: Allowance for loan and lease losses		(4,299)	(4,213)		(4,487)		(4,993)	(5,542)
		87,151	100,150		112,384		129,317	147,211

Accounted for under ASC 310-30
Mortgage		569,253	579,769		591,029		600,901	608,294
Commercial		292,564	301,599		323,105		345,789	375,491
Consumer		4,301	5,768		7,331		9,345	11,843
Auto		85,676	100,475		117,038		134,669	153,592
		951,794	987,611		1,038,503	(a)	1,090,704	1,149,220
Less: Allowance for loan and lease losses		(31,056)	(29,819)		(22,801)	(a)	(27,747)	(25,785)
		920,738	957,792		1,015,702		1,062,957	1,123,435
Total Acquired BBVAPR loans, net		1,007,889	1,057,942		1,128,086		1,192,274	1,270,646

Eurobank
Accounted for under ASC 310-30
Mortgage		73,018	75,043		76,777		91,113	92,273
Commercial		81,460	82,753		83,377		142,298	142,377
Consumer		1,372	1,488		1,410		1,770	2,314
		155,850	159,284		161,564	(a)	235,181	236,964
Less: Allowance for loan and lease losses		(21,281)	(22,812)		(22,116)	(a)	(92,293)	(90,178)
Total Acquired Eurobank loans, net		134,569	136,472		139,448		142,888	146,786
Total acquired loans, net		1,142,458	1,194,414		1,267,534		1,335,162	1,417,432
Total loans held for investment		4,135,193	4,149,466		4,355,408		4,342,964	4,420,599
Mortgage loans held for sale		12,499	26,362		18,209		17,165	13,614
Other loans held for sale		-	123,137	(b)	-		-	-
Total loans, net		$4,147,692	$4,298,965		$4,373,617		$4,360,129	$4,434,213

		2016	2016		2016		2016	2015
(Dollars in thousands) (unaudited)		Q4	Q3		Q2		Q1	Q4
Quarterly loan production	(13)
Mortgage		$51,208	$51,022		$57,636		$48,321	$55,450
Commercial		86,832	62,628		66,316		79,272	75,775
Consumer		42,295	43,636		39,550		34,275	37,919
Auto and Leasing		77,602	69,523		74,383		63,285	67,633
Total		$257,937	$226,809		$237,885		$225,153	$236,777

(a) During Q2 2016, the Company changed the purchase credit impaired policy for all loans accounted for under ASC 310-30. Under the revised policy, the Company writes-off a loans' recorded investment and derecognizes the associated allowance for loan and lease losses for loans that exit the pools. The revised policy implementation was performed prospectively due to the immaterial impact for retrospective adoption. The transition to this revised policy resulted in an $8.5 million and $72.2 million initial de-recognition of loans recorded investment balance and associated allowance for loan and lease losses for acquired BBVAPR loans and acquired Eurobank loans, respectively, with no impact to the provision for loan and lease losses.

(b) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2016 Q4			2016 Q3			2016 Q2			2016 Q1			2015 Q4
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$445,246	$581	0.52%	$477,968	$661	0.55%	$512,916	$612	0.48%	$502,718	$646	0.52%	$438,981	$327	0.30%
Investment securities	1,330,951	7,699	2.30%	1,293,251	7,319	2.25%	1,311,468	7,621	2.33%	1,450,127	9,508	2.63%	1,609,399	10,209	2.52%
Loans
Non-acquired loans	3,009,579	51,581	6.82%	3,160,091	50,569	6.35%	3,129,570	49,108	6.29%	3,100,157	47,915	6.20%	3,043,109	47,261	6.16%
Acquired BBVAPR loans	1,050,468	20,232	7.66%	1,100,336	22,723	8.19%	1,172,087	23,670	8.10%	1,240,252	25,676	8.30%	1,361,173	26,976	7.86%
Acquired Eurobank loans	135,918	6,701	19.61%	137,605	9,313	26.85%	144,001	6,897	19.21%	144,001	7,561	21.06%	147,952	8,134	21.81%
Total loans	4,195,966	78,514	7.44%	4,398,032	82,605	7.45%	4,445,658	79,675	7.19%	4,484,410	81,152	7.26%	4,552,234	82,371	7.18%
Total interest-earning assets	$5,972,163	$86,794	5.78%	$6,169,251	$90,585	5.83%	$6,270,042	$87,908	5.62%	$6,437,255	$91,306	5.69%	$6,600,614	$92,907	5.58%

Interest bearing liabilities:
Deposits
NOW accounts	$1,119,597	$1,172	0.42%	$1,243,640	$1,314	0.42%	$1,231,576	$1,518	0.49%	$1,152,055	$1,081	0.38%	$1,138,928	$1,063	0.37%
Savings accounts	1,126,600	1,384	0.49%	1,113,649	1,351	0.48%	1,103,808	1,308	0.48%	1,115,552	1,398	0.50%	1,180,220	1,516	0.51%
Time deposits	1,045,732	2,794	1.06%	1,013,905	2,735	1.07%	981,759	2,558	1.05%	954,857	2,495	1.05%	938,291	2,456	1.04%
Brokered deposits	583,607	1,895	1.29%	549,371	1,751	1.26%	612,137	1,816	1.19%	734,326	1,988	1.09%	673,570	1,438	0.85%
	3,875,536	7,245	0.74%	3,920,565	7,151	0.72%	3,929,280	7,200	0.73%	3,956,790	6,962	0.71%	3,931,009	6,473	0.65%
Non-interest bearing deposit accounts	832,332	-	-	801,833	-	-	774,496	-	-	774,950	-	-	781,064	-	-%
Fair value premium amortization and core deposit intangible amortization	-	186	-	-	180	-	-	167	-	-	162	-	-	202	-
Total deposits	4,707,868	7,431	0.63%	4,722,398	7,331	0.62%	4,703,776	7,367	0.63%	4,731,740	7,124	0.60%	4,712,073	6,675	0.56%
Borrowings
Securities sold under agreements to repurchase	608,802	4,177	2.73%	620,353	4,272	2.73%	627,693	4,258	2.72%	799,613	6,099	3.06%	957,680	7,404	3.07%
Advances from FHLB and other borrowings	105,561	611	2.30%	195,278	1,237	2.51%	317,191	2,098	2.65%	337,364	2,240	2.66%	334,029	2,306	2.74%
Subordinated capital notes	36,083	362	3.99%	101,581	818	3.19%	102,869	873	3.40%	102,695	868	3.39%	102,462	900	3.48%
Total borrowings	750,446	5,150	2.73%	917,212	6,327	2.74%	1,047,753	7,229	2.77%	1,239,672	9,207	2.98%	1,394,171	10,610	3.02%
Total interest-bearing liabilities	$5,458,314	$12,581	0.92%	$5,639,610	$13,658	0.96%	$5,751,529	$14,596	1.02%	$5,971,412	$16,331	1.10%	$6,106,244	$17,285	1.12%
Interest rate spread		$74,213	4.86%		$76,927	4.87%		$73,312	4.60%		$74,975	4.59%		$75,622	4.46%
Net interest margin			4.94%			4.95%			4.69%			4.67%			4.55%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$130			$809			$293			$683			$354
Acquired Eurobank loans		729			3,012			539			1,326			2,397
		$859			$3,821			$832			$2,009			$2,751
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,972,163	$85,935	5.72%	$6,169,251	$86,764	5.58%	$6,270,042	$87,076	5.57%	$6,437,255	$89,297	5.56%	$6,600,614	$90,156	5.42%
Interest rate spread		$73,354	4.80%		$73,106	4.62%		$72,480	4.55%		$72,966	4.46%		$72,871	4.30%
Net interest margin			4.89%			4.70%			4.64%			4.55%			4.38%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2016 YTD			2015 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$484,586	$2,501	0.52%	$491,051	$1,280	0.26%
Investment securities	1,346,261	32,146	2.39%	1,509,667	37,666	2.49%
Loans
Non-acquired loans	3,098,701	199,172	6.43%	2,940,713	183,820	6.25%
Acquired BBVAPR loans	1,145,116	92,273	8.06%	1,550,356	131,392	8.47%
Acquired Eurobank loans	139,670	30,499	21.84%	213,208	52,410	24.58%
Total loans	4,383,487	321,944	7.34%	4,704,278	367,622	7.81%
Total interest-earning assets	$6,214,334	$356,591	5.74%	$6,704,996	$406,568	6.06%

Interest bearing liabilities:
Deposits
NOW accounts	$1,200,394	$5,086	0.42%	$1,163,424	$4,451	0.38%
Savings accounts	1,114,931	5,441	0.49%	1,256,909	6,504	0.52%
Time deposits	999,231	10,583	1.06%	958,912	10,669	1.11%
Brokered deposits	619,569	7,450	1.20%	624,210	4,900	0.78%
	3,934,125	28,560	0.73%	4,003,456	26,524	0.66%
Non-interest bearing deposit accounts	781,877	-	-	769,790	-	-%
Fair value premium amortization and core deposit intangible amortization	-	693	-	-	510	-
Total deposits	4,716,002	29,253	0.62%	4,773,246	27,034	0.57%
Borrowings
Securities sold under agreements to repurchase	663,845	18,804	2.83%	1,012,756	29,567	2.92%
Advances from FHLB and other borrowings	238,366	6,186	2.60%	338,299	9,072	2.68%
Subordinated capital notes	85,714	2,921	3.41%	102,071	3,523	3.45%
Total borrowings	987,925	27,911	2.83%	1,453,126	42,162	2.90%
Total interest-bearing liabilities	$5,703,927	$57,164	1.00%	$6,226,372	$69,196	1.11%
Interest rate spread		$299,427	4.74%		$337,372	4.95%
Net interest margin			4.82%			5.03%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$1,915			8,765
Acquired Eurobank loans		5,606			14,065
		$7,521			$22,830
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,214,334	$349,070	5.62%	$6,704,996	$383,738	5.72%
Interest rate spread		$291,906	4.62%		$314,542	4.61%
Net interest margin			4.70%			4.69%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2016	2016		2016	2016	2015
(Dollars in thousands) (unaudited)	Q4	Q3		Q2	Q1	Q4
Net Charge-offs
Mortgage:
Charge-offs	$2,075	$1,656		$1,374	$1,662	$1,568
Recoveries	(125)	(21)		(36)	(145)	(53)
Total mortgage	1,950	1,635		1,338	1,517	1,515
Commercial:
Charge-offs	3,901	56,700	(a)	833	1,011	3,229
Recoveries	(53)	(93)		(228)	(88)	(60)
Total commercial	3,848	56,607	(a)	605	923	3,169
Consumer:
Charge-offs	3,243	3,173		2,811	2,327	2,227
Recoveries	(97)	(120)		(133)	(102)	(142)
Total consumer	3,146	3,053		2,678	2,225	2,085
Auto and Leasing:
Charge-offs	7,464	7,804		8,100	8,362	9,068
Recoveries	(2,902)	(3,747)		(3,243)	(2,979)	(3,100)
Total auto and leasing	4,562	4,057		4,857	5,383	5,968
Total	$13,506	$65,352	(a)	$9,478	$10,048	$12,737
Net Charge-off Rates
Mortgage	1.07%	0.88%		0.72%	0.80%	0.80%
Commercial	1.22%	15.88%	(a)	0.17%	0.26%	0.91%
Consumer	4.62%	4.71%		4.35%	3.80%	3.68%
Auto and Leasing	2.44%	2.23%		2.75%	3.15%	3.59%
Total	1.80%	8.27%	(a)	1.21%	1.30%	1.67%
Average Loans Held For Investment
Mortgage	$730,707	$746,613		$743,516	$756,291	$756,530
Commercial	1,258,896	1,426,216		1,433,944	1,425,332	1,394,597
Consumer	272,353	259,535		246,003	234,499	226,783
Auto and Leasing	747,623	727,727		706,107	684,035	665,199
Total	$3,009,579	$3,160,091		$3,129,570	$3,100,157	$3,043,109

(a) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

8
OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2016	2016		2016		2016	2015
(Dollars in thousands) (unaudited)		Q4	Q3		Q2		Q1	Q4
Early Delinquency (30 - 89 days past due)
Mortgage		$32,516	$37,015		$33,099		$31,627	$36,092
Commercial		1,602	4,177		4,923		2,353	4,461
Consumer		5,106	4,796		3,765	(a)	4,341	4,128
Auto and Leasing		61,728	65,302		63,871	(a)	71,004	70,464
Total		$100,952	$111,290		$105,658		$109,325	$115,145
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.51%	5.03%		4.46%		4.21%	4.76%
Commercial		0.13%	0.33%		0.33%		0.17%	0.31%
Consumer		1.76%	1.72%		1.42%	(a)	1.72%	1.70%
Auto and Leasing		8.16%	8.94%		8.97%	(a)	10.33%	10.53%
Total		3.31%	3.70%		3.31%		3.51%	3.70%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$98,506	$103,770		$95,909		$97,424	$102,988
GNMA's buy-back option program		9,681	9,598		8,369		7,684	7,945
Total mortgage		108,187	113,368		104,278		105,108	110,933
Commercial		12,798	14,947		20,005		19,686	21,138
Consumer		6,752	6,302		5,190	(a)	5,934	5,171
Auto and Leasing		69,901	73,708		71,193	(a)	78,746	78,757
Total		$197,638	$208,325		$200,666		$209,474	$215,999
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		13.65%	14.11%		12.93%		12.96%	13.59%
GNMA's buy-back option program		1.34%	1.31%		1.13%		1.02%	1.05%
Total mortgage		14.99%	15.42%		14.06%		13.98%	14.64%
Commercial		1.00%	1.18%		1.35%		1.38%	1.47%
Consumer		2.32%	2.26%		1.96%	(a)	2.35%	2.13%
Auto and Leasing		9.24%	10.09%		10.00%	(a)	11.46%	11.77%
Total		6.49%	6.92%		6.28%		6.72%	6.94%
Nonperforming Assets	(14)
Mortgage		$74,503	$75,592		$72,947		$76,218	$77,875
Commercial		19,786	23,347	(b)	207,768		212,345	215,281
Consumer		1,986	2,470		2,339		2,039	1,631
Auto and Leasing		9,052	9,477		7,337		7,873	8,418
Total nonperforming loans		105,327	110,886		290,391		298,475	303,205
Foreclosed real estate		11,867	9,819		10,463		10,502	9,772
Other repossessed assets		2,408	2,462		2,979		2,796	3,845
Total nonperforming assets		$119,602	$123,167		$303,833		$311,773	$316,822
Nonperforming Loan Rates
Mortgage		10.33%	10.28%		9.83%		10.14%	10.28%
Commercial		1.55%	1.84%	(b)	14.07%		14.90%	14.93%
Consumer		0.68%	0.89%		0.88%		0.81%	0.67%
Auto and Leasing		1.20%	1.30%		1.03%		1.15%	1.26%
Total loans		3.46%	3.68%		9.09%		9.58%	9.74%

(a) During Q2 2016, the Company changed its early delinquency reporting on consumer and auto loans from one scheduled payment due to two scheduled payments due. This change resulted in a $19 thousand and $5.9 million reduction in early and total delinquency for consumer loans and auto loans, respectively.

(b) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended December 31, 2016
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period	$18,527	$12,307	$12,289	$19,002	$43	$62,168
Provision for loan and lease losses,net	767	536	3,924	5,023	388	10,638
Charge-offs	(2,075)	(3,901)	(3,243)	(7,464)	-	(16,683)
Recoveries	125	53	97	2,902	-	3,177
Balance at end of period	$17,344	$8,995	$13,067	$19,463	$431	$59,300
Allowance coverage ratio	2.40%	0.70%	4.50%	2.57%	0.01%	1.95%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$18	$2,946	$1,249	$-	$4,213
Provision (recapture) for loan and lease losses, net		154	922	(214)	-	862
Charge-offs		(21)	(905)	(372)	-	(1,298)
Recoveries		18	65	440	-	523
Balance at end of period		$169	$3,028	$1,103	$-	$4,300

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$2,664	$21,998	$-	$5,157	$-	$29,819
Provision for loan and lease losses, net	199	2,074	-	-	-	2,273
Allowance de-recognition and other adjustments	(181)	(620)	-	(235)	-	(1,036)
Balance at end of period	$2,682	$23,452	$-	$4,922	$-	$31,056

Acquired Eurobank loans:
Balance at beginning of period	$12,268	10,544	-	-	-	$22,812
Provision (recapture) for loan and lease losses, net	2	(402)	-	-	-	(400)
FDIC shared-loss portion of provision for covered loan and lease losses, net	178	-	-	-	-	178
Allowance de-recognition and other adjustments	(501)	(814)	6	-	-	(1,309)
Balance at end of period	$11,947	$9,328	$6	$-	$-	$21,281

Total acquired loans
Balance at beginning of period	$14,932	32,560	2,946	6,406	-	56,844
Provision (recapture) for loan and lease losses, net	201	1,826	922	(214)	-	2,735
Charge-offs	-	(21)	(905)	(372)	-	(1,298)
Recoveries	-	18	65	440	-	523
FDIC shared-loss portion of provision for covered loan and lease losses, net	178	-	-	-	-	178
Allowance de-recognition and other adjustments	(682)	(1,434)	6	(235)	-	(2,345)
Balance at end of period	$14,629	$32,949	$3,034	$6,025	$-	$56,637

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended December 31, 2016
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$299,681	$32,326	$14,045	$11,089	$4,215	$361,356
Accretion	(8,036)	$(4,131)	$(1,150)	$(2,633)	$(512)	$(16,462)
Change in expected cash flows	-	8,995	519	2	-	9,516
Transfers from (to) non-accretable discount	470	(73)	(165)	80	(21)	291
Balance at end of period	$292,115	$37,117	$13,249	$8,538	$3,682	$354,701

Non-Accretable Discount
Balance at beginning of period	$309,506	$10,663	$7,135	$22,337	$18,113	$367,754
Change in actual and expected cash flows	(3,421)	(1,071)	-	150	(14)	(4,356)
Transfers (to) from accretable yield	(470)	73	165	(80)	21	(291)
Balance at end of period	$305,615	$9,665	$7,300	$22,407	$18,120	$363,107

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$50,502	$24,103	$2,050	$-	$-	$76,655
Accretion	(2,196)	(4,400)	(43)	-	(62)	(6,701)
Change in expected cash flows	702	(709)	32	-	70	95
Transfers from (to) non-accretable discount	(3,169)	(2,519)	155	-	(8)	(5,541)
Balance at end of period	$45,839	$16,475	$2,194	$-	$-	$64,508

Non-Accretable Discount
Balance at beginning of period	$6,973	$805	$156	$-	$-	$7,934
Change in actual and expected cash flows	(1,701)	556	10	-	-	(1,135)
Transfers (to) from accretable yield	3,169	2,519	(155)	-	8	5,541
Balance at end of period	$8,441	$3,880	$11	$-	$8	$12,340

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2016	2016	2016	2016	2015
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$920,411	$924,934	$915,890	$903,801	$897,077
Less: Intangible assets	(92,229)	$(92,648)	$(93,068)	$(93,487)	$(93,907)
Noncumulative perpetual preferred stock	(176,000)	$(176,000)	$(176,000)	$(176,000)	$(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	$10,130	$10,130	$10,130	$10,130
Tangible common equity	$662,312	$666,416	$656,952	$644,444	$637,300

Common stock outstanding at end of period	43,915	$43,914	$43,914	$43,914	$43,868
Tangible book value (Non-GAAP)	$15.08	$15.18	$14.96	$14.68	$14.53
Total Assets to Tangible Assets
Total assets	$6,501,824	$6,592,113	$6,712,596	$6,874,572	$7,099,149
Less: Intangible assets	(92,229)	$(92,648)	$(93,068)	$(93,487)	$(93,907)
Tangible assets (Non-GAAP)	$6,409,595	$6,499,465	$6,619,528	$6,781,085	$7,005,242
Non-GAAP TCE Ratio
Tangible common equity	$662,312	$666,416	$656,952	$644,444	$637,300
Tangible assets	6,409,595	$6,499,465	$6,619,528	$6,781,085	$7,005,242
TCE ratio	10.33%	$10.25%	$9.92%	$9.50%	$9.10%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$919,697	$919,171	$908,394	$899,858	$905,646
Less: Average noncumulative perpetual preferred stock	(176,000)	$(176,000)	$(176,000)	$(176,000)	$(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	$10,130	$10,130	$10,130	$10,130
Average total common stockholders' equity	$753,827	$753,301	$742,524	$733,988	$739,776
Less: Average intangible assets	(92,502)	$(92,922)	$(93,341)	$(93,759)	$(94,217)
Average tangible common equity	$661,325	$660,379	$649,183	$640,229	$645,559
Credit Quality Metrics to Non-GAAP Credit Quality Metrics excluding PREPA (Held-for-sale as of Q3 2016)
Net Charge-offs	$13,506	$65,352	$9,478	$10,048	$12,737
Less: PREPA charge-off	-	(56,229)	-	-	-
Net Charge-offs, excluding PREPA (Non-GAAP)	$13,506	$9,123	$9,478	$10,048	$12,737

Average Loans Held For Investment	$3,009,579	$3,160,091	$3,129,570	$3,100,157	$3,043,109

Charge-off rate, excluding PREPA (Non-GAAP)		1.15%	1.21%	1.30%	1.67%

Nonperforming Loans	$105,327	$110,886	$290,391	$298,475	$303,205
Less: PREPA	-	-	(183,020)	(186,675)	(190,290)
Nonperforming Loans, excluding PREPA (Non-GAAP)	$105,327	$110,886	$107,371	$111,800	$112,915

Non-acquired loans held for investment, gross	$3,046,270	$3,011,799	$3,196,067	$3,116,690	$3,111,590
Less: PREPA	-	-	(183,020)	(186,675)	(190,290)
Non-acquired loans held for investment, excluding PREPA (Non-GAAP)	$3,046,270	$3,011,799	$3,013,047	$2,930,015	$2,921,300

Nonperforming loan rate, excluding PREPA (Non-GAAP)	3.46%	3.68%	3.56%	3.82%	3.87%

12

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2016	2016	2016	2016	2015
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Regulatory Capital Metrics
Common equity Tier 1 capital		$627,732	612,792	596,080	585,144	594,482
Tier 1 capital		819,661	801,882	788,349	776,180	782,912
Total risk-based capital	(15)	876,656	860,513	849,147	838,283	846,747
Risk-weighted assets		4,467,556	4,593,340	4,716,534	4,744,449	4,896,539
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	14.05%	13.34%	12.64%	12.33%	12.14%
Tier 1 risk-based capital ratio	(17)	18.35%	17.46%	16.71%	16.36%	15.99%
Total risk-based capital ratio	(18)	19.62%	18.73%	18.00%	17.67%	17.29%
Leverage ratio	(19)	12.99%	12.35%	11.92%	11.38%	11.18%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$920,411	924,934	915,890	903,801	897,077
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		(2,209)	(17,554)	(18,085)	(15,089)	(16,925)
Unrealized losses on cash flow hedges, net of income tax		612	1,710	2,281	2,805	2,927
		752,944	743,220	734,216	725,647	717,209
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(2,255)	(2,408)	(2,561)	(2,715)	(1,912)
Disallowed deferred tax assets, net	(20)	(36,888)	(41,951)	(49,506)	(51,719)	(34,746)
Common equity Tier 1 capital		627,732	612,792	596,080	585,144	594,482
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(8,941)	(11,780)	(8,601)	(9,834)	(12,440)
Tier 1 capital		819,661	801,882	788,349	776,180	782,912
Plus tier 2 capital: Qualifying allowance for loan and lease losses		56,995	58,631	60,798	62,103	63,835
Total risk-based capital		$876,656	$860,513	$849,147	$838,283	$846,747

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)	Calculated based on net income (loss) available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income (loss) available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 60% for 2016 and 40% for 2015.
(21)	During 4Q2016, the income tax expense increased as a result of year-end adjustments.

14